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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-161300 on Form S-3 and Registration Statement Nos. 333-153231 and 333-180866 on Form S-8 of our reports dated May 24, 2012, relating to the consolidated financial statements of GT Advanced Technologies Inc., and the effectiveness of GT Advanced Technologies Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of GT Advanced Technologies Inc. for the year ended March 31, 2012.

/s/ Deloitte Touche LLP

Boston, Massachusetts
May 24, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM